     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1999



                                                      REGISTRATION NO. 333-74159


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               ALLOY ONLINE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               5961                              04-3310676
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                           115 WEST 30TH STREET, #201
                               NEW YORK, NY 10001
                                 (212) 244-4307
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               MATTHEW C. DIAMOND
                            CHIEF EXECUTIVE OFFICER
                               ALLOY ONLINE, INC.
                           115 WEST 30TH STREET, #201
                               NEW YORK, NY 10001
                                 (212) 244-4307
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                WITH COPIES TO:

             JONATHAN L. KRAVETZ, ESQ.                           ALEXANDER D. LYNCH, ESQ.
            MINTZ, LEVIN, COHN, FERRIS,                           KENNETH R. MCVAY, ESQ.
              GLOVSKY AND POPEO, P.C.                         BROBECK, PHLEGER & HARRISON LLP
               ONE FINANCIAL CENTER                              1633 BROADWAY, 47TH FLOOR
                 BOSTON, MA 02111                                   NEW YORK, NY 10019
                  (617) 542-6000                                      (212) 581-1600

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:


UNDERWRITER                                                     AMOUNT
-----------                                                     ------
SEC Registration Fee........................................    $12,788
Nasdaq National Market Listing Fee..........................
NASD Fee....................................................      5,100
Printing and engraving fees.................................
Registrant's counsel fees and expenses......................
Accounting fees and expenses................................
Blue Sky expenses and counsel fees..........................
Transfer agent and registrar fees...........................
Miscellaneous...............................................


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our restated certificate of incorporation (the "Charter") provides that we shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("DGCL"), as amended from time to time, to each person who is or was one of our directors or officers and the heirs, executors and administrators of such a person. Any expenses, including attorneys' fees, incurred by a person who is or was one of our directors or officers, and the heirs, executors and administrators of such a person in connection with defending any such proceeding in advance of its final disposition shall be paid by us; provided, however, that if the DGCL requires an advancement of expenses incurred by an indemnitee in his capacity as a director or officer, and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan, shall be made only upon delivery to us of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses. Notwithstanding the aforementioned indemnification provisions, we may, at the discretion of our chief executive officer, enter into indemnification agreements with directors or officers.

     Section 145 of the DGCL provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such director or officer or former director or officer is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his or her conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

     The Charter, which will be filed prior to the completion of our initial public offering of securities, contains a provision to limit the personal liability of our directors to the fullest extent permitted by Section 102(b)(7) of the DGCL, as amended. In addition, the Restated bylaws, which will become effective prior to the completion of the offering of securities, provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by us or in our right, by reason of the fact that he is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. See Exhibit 3.1, "Restated Certificate of Incorporation of Alloy."

     As permitted by the DGCL, the Charter, which will be filed prior to the completion of the offering, provides that, subject to certain limited exceptions, none of our directors shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for the unlawful payment of dividends on or redemption or repurchase of our capital stock or (4) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to limit our ability and our stockholders' ability through stockholder derivative suits on our behalf to recover monetary damages against a director for the breach of certain fiduciary duties as a director, including breaches resulting from grossly negligent conduct. In addition, the Charter and Restated bylaws provide that we shall, to the fullest extent permitted by the DGCL, indemnify all of our directors and officers and that we may, to the extent permitted by the DGCL, indemnify our employees and agents.

     We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Set forth in chronological order is information regarding shares of common stock issued and options and warrants granted by the registrant since March 1996. Also included is the consideration, if any, received by the registrant for such shares and options and information relating to the section of the Securities Act of 1933, as amended (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

     During the course of 1997, the registrant issued 1,200,000 shares of common stock at a purchase price of $0.125 per share (after giving effect to the 4000 for 1 stock split in June 1997) to Samuel A. Gradess, Chief Financial Officer and a Director of the registrant, for aggregate consideration of $150,000.


     In June 1997, the registrant issued and sold a total of 2,422,189 shares of common stock in a private placement to 36 investors at a price of $0.98 per share for an aggregate gross consideration of $2,365,000. Purchasers in this offering also received warrants to purchase additional shares of common stock for nominal consideration that provided the purchasers with dilution protection in the event of certain future sales of equity securities by the registrant. These warrants were exercised in July 1998 and, in accordance with their terms, a total of 630,817 additional shares of common stock were issued to the purchasers upon such exercise.


     In June 1997, the registrant's 1997 Employee, Director and Consultant Stock Option Plan was approved and adopted by the Board of Directors and the stockholders of the registrant. In November 1998, the Board of Directors and the stockholders of the registrant approved and adopted an amendment to the plan that increased the total number of shares of common stock for which options may be granted under it. Since June 1997, options to purchase a total of 690,392 shares of common stock have been granted. As of March 5, 1999, 321,352 of these options had been exercised.

     In January 1998, the registrant issued and sold a total of 864,499 shares of common stock in a private placement to 19 investors at a price of $1.95 per share for an aggregate gross consideration of $1,688,500.


     In March 1998, the registrant issued a warrant to purchase 10,000 shares of common stock with an exercise price of $3.00 per share to Mr. Ronald Demer. The warrant was issued in connection with a lease financing agreement. As of March 5, 1999 the warrant had not been exercised. Mr. Demer has given notice that he will exercise these warrants upon consummation of the offering.

     In May 1998, the registrant issued warrants to purchase a total of 426,152 shares of common stock in connection with a private placement of promissory notes to 31 investors. The warrants had an initial exercise price of $6.165 per share. The exercise price was reduced to $5.68 per share following the issue and sale of shares of Series A convertible preferred stock in November 1998 and February 1999. The registrant issued an additional warrant to purchase 22,429 shares of common stock to Ladenburg Thalmann & Co. Inc., as a portion of the consideration for its services as placement agent for this offering of notes and warrants. This warrant contained substantially the same terms as the warrants issued to the purchasers. All of the warrants described in this paragraph are outstanding and none have been exercised.

     In November 1998 and February 1999 the registrant issued and sold a total of 1,487,843 shares of Series A convertible preferred stock in a private placement to two investors at a price of $3.391 per share for an aggregate gross consideration of $5,045,275.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS


EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------                      ----------------------
  *1.1    Form of Underwriting Agreement
  *3.1    Restated Certificate of Incorporation of the Registrant
  *3.2    Restated Bylaws of the Registrant
  *4.1    Form of Common Stock Certificate
  *4.2    See Exhibits 3.1 and 3.2 for provisions of the Restated
          Certificate of Incorporation and Restated Bylaws of the
          Registrant defining the rights of holders of common stock of the Registrant
  *5.1    Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
          P.C. with respect to the legality of securities being
          registered
  10.1    Agreement of Lease, dated November 30, 1998, between One
          Fifteen West Assoc., L.P. and the Registrant
 *10.2    1997 Employee, Director and Consultant Stock Option Plan, as
          amended
 +10.3    Fulfillment Services Agreement, dated July 23, 1997, by and between Harrison Fulfillment Services, Inc. and the
          Registrant
 +10.4    Amendment to Fulfillment Services Agreement, dated September
          1, 1997, by and between Harrison Fulfillment Services, Inc.
          and the Registrant
 +10.5    Second Amendment to Fulfillment Services Agreement, dated
          October 9, 1998, by and between Harrison Fulfillment
          Services, Inc. and the Registrant
 +10.6    Agreement, dated June 19, 1998, between iName, a Division of
          GlobeComm, Inc., and the Registrant
 +10.7    Services Agreement, dated February 9, 1999, between OneSoft
          Corporation and the Registrant
 +10.8    Mailing List Purchase Agreement, dated February 22, 1999,
          between Just Nikki, Inc. and the Registrant
 +10.9    Standard Merchant Terms and Insertion Order, dated November
          18, 1998 between Yahoo! Shopping and the Registrant
 +10.10   Top Tier E-Sales Agreement Form, dated December 9, 1998,
          between Catalog City and the Registrant
 +10.11   Agreement, dated March 8, 1999, between Internet Fashion
          Mall, LLC and the Registrant
 +10.12   Memorandum of Understanding, dated January 28, 1999, between
          Primedia Consumer Marketing and the Registrant
+*10.13   Memorandum of Understanding between Elektra Entertainment
          Group and the Registrant
  10.14   [Intentionally Blank]
**10.15   Stockholder and Voting Agreement, dated as of June 30, 1997, between the stockholders named on Schedule I thereto and
          Samuel A. Gradess, James K. Johnson, Jr. and Matthew Diamond
**10.16   Amendment No. 1, dated August 25, 1997, to Stockholder and
          Voting Agreement, dated June 30, 1997
**10.17   Stockholder Agreement, dated November 24, 1998, between the stockholders named on Schedule I thereto and Samuel A.
          Gradess, James K. Johnson, Jr. and Matthew Diamond
 *10.18   Employment Agreement, effective as of the closing of this
          offering, between Matthew C. Diamond and the Registrant
 *10.19   Employment Agreement, effective as of the closing of this
          offering, between James K. Johnson, Jr. and the Registrant
 *10.20   Employment Agreement, effective as of the closing of this
          offering, between Samuel A. Gradess and the Registrant
**10.21   Employment letter, dated February 22, 1999, between Neil
          Vogel and the Registrant

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------                      ----------------------
**10.22   Non-Competition and Confidentiality Agreement, dated
          November 24, 1998, between Matthew C. Diamond and the
          Registrant
**10.23   Non-Competition and Confidentiality Agreement, dated
          November 24, 1998, between James K. Johnson, Jr. and the
          Registrant
**10.24   Non-Competition and Confidentiality Agreement, dated
          November 24, 1998, between Samuel A. Gradess and the
          Registrant
  10.25   Non-Competition and Confidentiality Agreement, dated
          February 22, 1999, between Neil Vogel and the Registrant
  10.26   Master Equipment Lease Agreement between Ronald Demer and
          the Registrant dated March 11, 1998
 +10.27   Agreement, dated April 6, 1998, between Ladenburg Thalmann &
          Co. Inc. and the Registrant
 +10.28   Agreement, dated October 12, 1998, between Ladenburg
          Thalmann & Co. Inc. and the Registrant
  10.29   [Intentionally Blank]
**10.30   Non-Qualified Stock Option Agreement, dated August 14, 1998, to purchase 250,000 shares of common stock of the
          Registrant, between the Registrant and Robert E. Kerson
**10.31   Letter Agreement, dated August 14, 1998, between Robert E.
          Kerson and the Registrant
 *10.32   Form of Non-Qualified Stock Option Agreement to purchase
          shares of common stock of Alloy Online, Inc.
 *10.33   Form of Incentive Stock Option Agreement to purchase shares of common stock of Alloy Online, Inc.
  10.34   Form of 1997 Stock and Warrant Subscription Agreement
  10.35   Form of May 1998 Subscription Agreement between the
          Registrant and each of Peter Graham, Peter M. Graham
          Purchase Money Plan, and Neil Vogel
  10.36   Form of May 1998 Promissory Note issued by the Registrant to
          Peter Graham, Peter M. Graham Purchase Money Plan, and Neil
          Vogel
  10.37   Form of Warrant, dated May 13, 1998, to purchase common
          stock of the Registrant issued to Ladenburg Thalmann & Co.
          Inc., Peter Graham, Peter M. Graham Purchase Money Plan, and
          Neil Vogel
**10.38   Series A Convertible Preferred Stock Purchase Agreement,
          dated November 24, 1998, between Brand Equity Ventures I,
          L.P. and the Registrant
**10.39   Registration Rights Agreement, dated November 24, 1998, by and among Brand Equity Ventures I, L.P. and Alloy Online,
          Inc.
  10.40   Flexible Standardized 401(k) Profit Sharing Plan Adoption
          Agreement
**23.1    Consent of Arthur Andersen LLP
**23.2    Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
          P.C. (see Exhibit 5.1)
**24.1    Powers of Attorney (See Signature Page)
**27.1    Financial Data Schedule


------------
 * To be filed by amendment.


** Previously filed with the SEC.


 + Confidential treatment requested as to certain portions, which portions have been omitted and filed separately with the SEC.

(B) FINANCIAL STATEMENT SCHEDULES

     Financial Statements Schedules are omitted because the information is included in the Financial Statements or notes thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 23, 1999.


                                          ALLOY ONLINE, INC.

                                          By: /s/ MATTHEW C. DIAMOND
                                            ------------------------------------
                                              Matthew C. Diamond
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                                  TITLE                        DATE
                   ---------                                  -----                        ----

             /s/ MATTHEW C. DIAMOND               Chief Executive Officer,          March 23, 1999
------------------------------------------------    Treasurer and Director
               Matthew C. Diamond                   (principal executive
                                                    officer)

                       *                          Chief Operating Officer,          March 23, 1999
------------------------------------------------    President and Director
             James K. Johnson, Jr.

                       *                          Chief Financial Officer,          March 23, 1999
------------------------------------------------    Secretary and Director
               Samuel A. Gradess                    (principal financial and
                                                    accounting officer)

                       *                          Director                          March 23, 1999
------------------------------------------------
                Peter M. Graham

                       *                          Director                          March 23, 1999
------------------------------------------------
                 David Yarnell



* By executing his name hereto on March 23, 1999, Matthew C. Diamond is signing this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.



By: /s/ MATTHEW C. DIAMOND

    ----------------------------------

    Matthew C. Diamond


    (Attorney-in-Fact)

                                 EXHIBIT INDEX



                                                                        SEQUENTIALLY
EXHIBIT                                                                   NUMBERED
NUMBER                       DESCRIPTION OF EXHIBIT                         PAGE
-------                      ----------------------                     ------------
  *1.1    Form of Underwriting Agreement
  *3.1    Restated Certificate of Incorporation of the Registrant
  *3.2    Restated Bylaws of the Registrant
  *4.1    Form of Common Stock Certificate
  *4.2    See Exhibits 3.1 and 3.2 for provisions of the Restated
          Certificate of Incorporation and Restated Bylaws of the
          Registrant defining the rights of holders of common stock of the Registrant
  *5.1    Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
          P.C. with respect to the legality of securities being
          registered
  10.1    Agreement of Lease, dated November 30, 1998, between One
          Fifteen West Assoc., L.P. and the Registrant
 *10.2    1997 Employee, Director and Consultant Stock Option Plan, as
          amended
 +10.3    Fulfillment Services Agreement, dated July 23, 1997, by and between Harrison Fulfillment Services, Inc. and the
          Registrant
 +10.4    Amendment to Fulfillment Services Agreement, dated September
          1, 1997, by and between Harrison Fulfillment Services, Inc.
          and the Registrant
 +10.5    Second Amendment to Fulfillment Services Agreement, dated
          October 9, 1998, by and between Harrison Fulfillment
          Services, Inc. and the Registrant
 +10.6    Agreement, dated June 19, 1998, between iName, a Division of
          GlobeComm, Inc., and the Registrant
 +10.7    Services Agreement, dated February 9, 1999, between OneSoft
          Corporation and the Registrant
 +10.8    Mailing List Purchase Agreement, dated February 22, 1999,
          between Just Nikki, Inc. and the Registrant
 +10.9    Standard Merchant Terms and Insertion Order, dated November
          18, 1998 between Yahoo! Shopping and the Registrant
 +10.10   Top Tier E-Sales Agreement Form, dated December 9, 1998,
          between Catalog City and the Registrant
 +10.11   Agreement, dated March 8, 1999, between Internet Fashion
          Mall, LLC and the Registrant
 +10.12   Memorandum of Understanding, dated January 28, 1999, between
          Primedia Consumer Marketing and the Registrant
+*10.13   Memorandum of Understanding between Elektra Entertainment
          Group and the Registrant
  10.14   [Intentionally Blank]
**10.15   Stockholder and Voting Agreement, dated as of June 30, 1997, between the stockholders named on Schedule I thereto and
          Samuel A. Gradess, James K. Johnson, Jr. and Matthew Diamond
**10.16   Amendment No. 1, dated August 25, 1997, to Stockholder and
          Voting Agreement, dated June 30, 1997
**10.17   Stockholder Agreement, dated November 24, 1998, between the stockholders named on Schedule I thereto and Samuel A.
          Gradess, James K. Johnson, Jr. and Matthew Diamond

                                                                        SEQUENTIALLY
EXHIBIT                                                                   NUMBERED
NUMBER                       DESCRIPTION OF EXHIBIT                         PAGE
-------                      ----------------------                     ------------
 *10.18   Employment Agreement, effective as of the closing of this
          offering, between Matthew C. Diamond and the Registrant
 *10.19   Employment Agreement, effective as of the closing of this
          offering, between James K. Johnson, Jr. and the Registrant
 *10.20   Employment Agreement, effective as of the closing of this
          offering, between Samuel A. Gradess and the Registrant
**10.21   Employment letter, dated February 22, 1999, between Neil
          Vogel and the Registrant
**10.22   Non-Competition and Confidentiality Agreement, dated
          November 24, 1998, between Matthew C. Diamond and the
          Registrant
**10.23   Non-Competition and Confidentiality Agreement, dated
          November 24, 1998, between James K. Johnson, Jr. and the
          Registrant
**10.24   Non-Competition and Confidentiality Agreement, dated
          November 24, 1998, between Samuel A. Gradess and the
          Registrant
  10.25   Non-Competition and Confidentiality Agreement, dated
          February 22, 1999, between Neil Vogel and the Registrant
  10.26   Master Equipment Lease Agreement between Ronald Demer and
          the Registrant dated March 11, 1998
 +10.27   Agreement, dated April 6, 1998, between Ladenburg Thalmann &
          Co. Inc. and the Registrant
 +10.28   Agreement, dated October 12, 1998, between Ladenburg
          Thalmann & Co. Inc. and the Registrant
  10.29   [Intentionally Blank]
**10.30   Non-Qualified Stock Option Agreement, dated August 14, 1998, to purchase 250,000 shares of common stock of the
          Registrant, between the Registrant and Robert E. Kerson
**10.31   Letter Agreement, dated August 14, 1998, between Robert E.
          Kerson and the Registrant
 *10.32   Form of Non-Qualified Stock Option Agreement to purchase
          shares of common stock of Alloy Online, Inc.
 *10.33   Form of Incentive Stock Option Agreement to purchase shares of common stock of Alloy Online, Inc.
  10.34   Form of 1997 Stock and Warrant Subscription Agreement
  10.35   Form of May 1998 Subscription Agreement between the
          Registrant and each of Peter Graham, Peter M. Graham
          Purchase Money Plan, and Neil Vogel
  10.36   Form of May 1998 Promissory Note issued by the Registrant to
          Peter Graham, Peter M. Graham Purchase Money Plan, and Neil
          Vogel
  10.37   Form of Warrant, dated May 13, 1998, to purchase common
          stock of the Registrant issued to Ladenburg Thalmann & Co.
          Inc., Peter Graham, Peter M. Graham Purchase Money Plan, and
          Neil Vogel
**10.38   Series A Convertible Preferred Stock Purchase Agreement,
          dated November 24, 1998, between Brand Equity Ventures I,
          L.P. and the Registrant
**10.39   Registration Rights Agreement, dated November 24, 1998, by and among Brand Equity Ventures I, L.P. and Alloy Online,
          Inc.

                                                                        SEQUENTIALLY
EXHIBIT                                                                   NUMBERED
NUMBER                       DESCRIPTION OF EXHIBIT                         PAGE
-------                      ----------------------                     ------------
  10.40   Flexible Standardized 401(k) Profit Sharing Plan Adoption
          Agreement
**23.1    Consent of Arthur Andersen LLP
**23.2    Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
          P.C. (see Exhibit 5.1)
**24.1    Powers of Attorney (See Signature Page)
**27.1    Financial Data Schedule


------------
 * To be filed by amendment.


** Previously filed with the SEC.


 + Confidential treatment requested as to certain portions, which portions have been omitted and filed separately with the SEC.